Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

The Amended and Restated Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan (the “Plan”) is amended, effective as of March 19, 2003, by adding the following sentence at the end of Section 6(c) thereof:

“Notwithstanding the foregoing, the Board of Directors of the Company may provide in an applicable Option agreement that the Option will become exercisable on a date (or dates) later than the date set forth above.”